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                                                                    EXHIBIT 23.1


The Board of Directors
The Kushner-Locke Company:

         We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                         /s/ KPMG LLP



Los Angeles, California
February 22, 1999